Exhibit 5.1

[CBS Letterhead]

February 1, 2006

CBS Corporation

51 West 52nd Street

New York, NY 10019

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of CBS Corporation, a Delaware corporation (the “Company”), and have advised the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to an aggregate of 10,209,489 shares of Class B common stock, par value $0.001 per share, that may be sold from time to time by certain selling stockholders of the Company (the “Shares”).

In so acting, I have examined, either personally or through lawyers who report to me or through other counsel, originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

My opinion herein is limited to the Delaware General Corporation Law (excluding the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and I do not express any opinion herein concerning any other law.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to me under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Louis J. Briskman